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                                                                     EXHIBIT 1.1

                                 $4,600,000,000

                                 KELLOGG COMPANY

                       $1,000,000,000 5.50% NOTES DUE 2003
                       $1,000,000,000 6.00% NOTES DUE 2006
                       $1,500,000,000 6.60% NOTES DUE 2011
                    $1,100,000,000 7.45% DEBENTURES DUE 2031

                               PURCHASE AGREEMENT


                                                              New York, New York
                                                                  March 23, 2001

Salomon Smith Barney Inc.
Chase Securities Inc.
Banc of America Securities LLC
As representatives of the Initial Purchasers
c/o Salomon Smith Barney Inc.
    388 Greenwich Street
    New York, New York 10013

Ladies and Gentlemen:

     Kellogg Company, a Delaware corporation (the "Company"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom you are acting as representatives (the "Representatives"), $1,000,000,000 principal amount of its 5.50% Notes due 2003 (the "Two-Year Notes"); $1,000,000 principal amount of its 6.00% Notes due 2006 (the "Five- Year Notes"); $1,500,000 principal amount of its 6.60% Notes due 2011 (the "Ten-Year Notes" and, together with the Two-Year Notes and the Five-Year Notes, the "Notes") and $1,100,000,000 principal amount of its 7.45% Debentures due 2031 (the "Debentures" and, together with the Notes, the "Securities"). The Securities are to be issued under an Indenture dated as of March 15, 2001 between the Company and BNY Midwest Trust Company, as trustee (the "Trustee"), as supplemented by Supplemental Indenture No. 1 thereto, dated as of March 29, 2001 (as so supplemented, the "Indenture"). The Securities will have the benefit of a Registration Rights Agreement, to be dated March 29, 2001 (the "Registration Rights Agreement"), pursuant to which the Company will agree to register the Securities under the Securities Act, subject to the terms and conditions therein specified. To the extent there are no additional parties listed


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on Schedule I hereto other than you, the terms Representatives and Initial
Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Purchase Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

     The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act in reliance on exemptions from the registration requirements of the Securities Act.

     The sale of the Securities to the Initial Purchasers is being made in connection with the Company's acquisition of Keebler Foods Company (the "Keebler Acquisition") which is to be effected through the merger of Kansas Merger Subsidiary, Inc. with and into Flowers Industries, Inc. ("Flowers") pursuant to an Agreement and Plan of Restructuring and Merger (the "Flowers Merger Agreement") dated as of October 26, 2000 and the merger of FK Merger Subsidiary, Inc. (as assignee of FK Acquisition Corp.) with and into Keebler Foods Company ("Keebler") pursuant to an Agreement and Plan of Merger (the "Keebler Merger Agreement" and, together with the Flowers Merger Agreement, the "Merger Agreements") dated October 26, 2000 (collectively, the "Mergers"). Prior to the Keebler Acquisition, Flowers will contribute certain assets and liabilities (the "Flowers Foods Business") to Flowers Foods, Inc., a wholly owned subsidiary of Flowers ("Flowers Foods"), and the capital stock of Flowers Foods will be distributed to Flowers' stockholders pursuant to a Distribution Agreement dated as of October 26, 2000 between Flowers and Flowers Foods, as amended (the "Distribution Agreement").

     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated March 13, 2001 (as amended or supplemented prior to the Execution Time, the "Preliminary Memorandum") and a final offering memorandum dated March 23, 2001 (as amended or supplemented prior to the Execution Time, the "Final Memorandum"). All references herein to the Preliminary Memorandum and the Final Memorandum shall be deemed to include all annexes and exhibits thereto and all documents that are, or are deemed to be, incorporated by reference therein as of the Execution Time, and any supplement thereto prepared in connection with the listing of the Securities on the Luxembourg Stock Exchange prior to the Execution Time. The terms "amendment," "supplement" and "amend" as used herein shall be deemed to include all documents filed by the Company or Keebler with the Commission under the Exchange Act subsequent to the date of the Preliminary Memorandum or the Final Memorandum, as applicable, that are, or are deemed to be, incorporated by reference therein. Unless stated to the contrary herein, all references to the Final Memorandum are to the Final Memorandum at the Execution Time and are not meant to include any amendment or supplement thereto or any information incorporated by reference therein subsequent to the Execution Time. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

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     1.   Representations and Warranties. The Company represents and warrants to, and agrees with, each of the Initial Purchasers that:

          (a) The Preliminary Memorandum, on the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and at the Closing Date (as defined in Section 3 below), the Final Memorandum did not and will not, and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein. The statistical and market-related data included in the Preliminary Memorandum and the Final Memorandum are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

          (b) The documents incorporated or deemed to be incorporated by reference in the Preliminary Memorandum and the Final Memorandum, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and any further documents so filed and incorporated or deemed to be incorporated by reference in the Preliminary Memorandum and the Final Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and when read together with the other information in the Preliminary Memorandum or the Final Memorandum, as the case may be, at the time filed did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) Neither the Company nor any of its subsidiaries (which term, for purposes of this Purchase Agreement, shall include Keebler and its subsidiaries and Flowers, but excluding the Flowers Foods Business (collectively, the "Subsidiaries")) has sustained, since the date of the latest financial statements of the Company or Keebler, as applicable, included or incorporated by reference in the Final Memorandum, any material loss or interference with its business that is material to the business of the Company and the Subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Memorandum; and, since the respective dates as of which information is given in the Final Memorandum, there has not been any material adverse change, or any development that would reasonably be likely to result in a material adverse change, in the general affairs, management,


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     financial position, stockholders' equity or results of operations of the
     Company and its subsidiaries taken as a whole, whether or not in the ordinary course of business (a "Material Adverse Effect"), in each case, otherwise than as set forth or contemplated in the Final Memorandum.

          (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the Final Memorandum; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not have a Material Adverse Effect; each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own its properties and conduct its business as described in the Final Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify, to have been duly incorporated or to be in existence or good standing would not have a Material Adverse Effect.

          (e) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; except as otherwise disclosed in the Final Memorandum, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except for shares necessary to qualify directors or to maintain any minimum number of stockholders required by law or are immaterial to the Company's ability to control such Subsidiary) are or, at the Closing Date will be, owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except (i) for a lien on the stock of Kellogg (Deutschland) GmbH, (ii) as described in the Final Memorandum and
     (iii) for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that are immaterial to the Company and the Subsidiaries taken as a whole.

          (f) This Purchase Agreement has been duly authorized, executed and delivered by the Company.

          (g) The Registration Rights Agreement has been duly authorized by the Company and at the Closing Date will have been duly executed and delivered by the Company and will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles or public policy that could prevent enforcement of any provision of the Registration

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     Rights Agreement, including, without limitation, provisions which might require indemnification or contribution of obligations arising out of the failure to comply with applicable state or federal securities laws.

          (h) The Indenture has been duly authorized by the Company and at the Closing Date will have been duly executed and delivered by the Company and will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles; and the Indenture is in a form that will permit it to be qualified under the Trust Indenture Act.

          (i) The Securities and the Exchange Securities have been duly authorized and, when issued and authenticated in the manner provided for in the Indenture and delivered pursuant to this Purchase Agreement and the Registration Rights Agreement, respectively, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with the terms thereof, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

          (j) The Registration Rights Agreement, the Indenture, the Securities and the Exchange Securities will each conform, in all material respects, to the descriptions thereof in the Final Memorandum.

          (k) The issue and sale of the Securities and the Exchange Securities and the compliance by the Company and the Subsidiaries, as applicable, with all of the provisions of the Securities, the Exchange Securities, the Indenture, this Purchase Agreement, the Registration Rights Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of the Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except where any such conflict, breach, violation, default, creation or imposition (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company and the Subsidiaries to perform their respective obligations hereunder; nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Company, or the charter or bylaws of any of Kellogg USA Inc., Kellogg Company of Great Britain


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     Limited or Keebler Foods Company (collectively, the "Significant
     Subsidiaries"); nor will such action result in any violation of the provisions of any statute or law or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties, except where any such violation (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company and the Subsidiaries to perform their respective obligations hereunder.

          (l) No consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties is required for the issue and sale of the Securities or the Exchange Securities or the consummation of the other transactions contemplated by the Indenture, this Purchase Agreement, the Registration Rights Agreement, except for such consents, approvals, authorizations, orders, registrations, filings or qualifications which shall have been obtained or made prior to the Closing Date or as may be required by the securities or blue sky laws of the various states, the Securities Act, the Trust Indenture Act and the securities laws of any jurisdiction outside the United States in which the Securities or the Exchange Securities are offered.

          (m) Other than as set forth in the Final Memorandum, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated under this Purchase Agreement, the Registration Rights Agreement, the Indenture, the Merger Agreements or the Distribution Agreement or the performance by the Company or the Subsidiaries of their respective obligations thereunder; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (n) PricewaterhouseCoopers LLP, who have audited certain financial statements of each of the Company and its subsidiaries and Keebler and its subsidiaries and delivered their reports with respect to the audited financial statements of each of the Company and its subsidiaries and Keebler and its subsidiaries, are independent public accountants with respect to each of the Company and Keebler as required by the Securities Act and the rules and regulations of the Commission thereunder.

          (o) The historical consolidated financial statements of each of the Company and its subsidiaries and Keebler and its subsidiaries incorporated by reference in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of each of the Company and its consolidated subsidiaries and Keebler and its consolidated subsidiaries, respectively, as of the dates and for the periods indicated, comply in all material


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     respects as to form with the applicable accounting requirements of the
     Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the captions "Offering Memorandum Summary -- Selected Historical and Pro Forma Financial Data of Kellogg," "-- Selected Historical Financial Data of Keebler" and "Capitalization" in the Final Memorandum fairly present in all material respects, on the basis and subject, in the case of pro forma financial data, to the assumptions stated in the Final Memorandum, the information included therein; the pro forma combined financial statements included in the Final Memorandum are based on assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma combined financial statements included in the Final Memorandum; and the pro forma combined financial statements included in the Final Memorandum comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

          (p) In the ordinary course of its business, the Company periodically reviews the effect of applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum.

          (q) The Company and the Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of their respective businesses as now conducted free and clear of any material security interests, claims, liens or encumbrances, except as would not reasonably be expected to have a Material Adverse Effect or as set forth in or contemplated in the Final Memorandum; and none of the Intellectual Property, to the knowledge of the Company, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other person to the extent that such conflict has or would reasonably be expected to have a Material Adverse Effect.


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          (r) None of the transactions contemplated hereby, including, without limitation, the use of the proceeds from the sale of the Securities, will violate or result in a violation of Section 7 of the Exchange Act or any rule or regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

          (s) Neither the Company nor any of its Affiliates nor any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

          (t) Neither the Company nor any of its Affiliates nor any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with any offer or sale of the Securities in the United States.

          (u) Neither the Company nor any of its Affiliates nor any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirements of Regulation S. Terms used in this paragraph have the meanings given them in Regulation S.

          (v) Assuming the accuracy of the representations and warranties and compliance with the covenants and agreements of the Initial Purchasers contained in Section 4 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under this Purchase Agreement or the initial resale of such Securities by the Initial Purchasers in the manner contemplated by this Purchase Agreement and the Final Memorandum to register the Securities under the Securities Act or to qualify any indenture in respect of the Securities under the Trust Indenture Act.

          (w) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

          (x) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Final Memorandum will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (y) Neither the Company nor any of its Affiliates nor any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has taken, directly or indirectly, any action designed to cause or that constituted or that might


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     reasonably be expected to cause or constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (z) The Merger Agreements have been duly authorized by the Board of Directors of the Company, executed and delivered by the Company and the Subsidiaries that are parties thereto and constitute the valid and legally binding agreements of the Company and such Subsidiaries, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles; the Merger Agreements are in full force and effect and there exists no event or condition that would constitute a breach of any representation, warranty or covenant of the Company or FK Acquisition Corp. set forth therein or a default thereunder, except for any such breaches or defaults that (individually or in the aggregate) would not have a Material Adverse Effect or a material adverse effect on the ability of the Company and the Subsidiaries (other than Keebler) that are parties to the Merger Agreements to consummate the transactions contemplated thereby in accordance with the terms thereof prior to the Closing Date; and all conditions to the consummation of the transactions contemplated by the Merger Agreements (other than those to be fulfiled at the completion of the Mergers) have been satisfied in accordance with the terms thereof.

     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.740% of the principal amount thereof for the Two-Year Notes, of 99.355% of the principal amount thereof for the Five-Year Notes, of 99.412% of the principal amount thereof for the Ten-Year Notes and 98.625% of the principal amount thereof for the Debentures, in each case plus accrued interest, if any, from March 29, 2001 to the Closing Date, the principal amount of the Securities set forth opposite the name of such Initial Purchaser in Schedule I hereto.

     The obligation of the Company to issue and sell the Securities shall be subject to the Mergers having become effective prior to the Closing Date, in accordance with applicable law on the terms and conditions set forth in the Merger Agreements in the forms previously delivered to the Representatives.

     3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 a.m., New York City time, on March 29, 2001, which date and time may be postponed by agreement between the Initial Purchasers and the Company or as provided in Section 9 hereof (such date and time


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of delivery and payment for the Securities being herein called the "Closing
Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof by wire transfer of same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company, including for the accounts of Clearstream and Euroclear, unless the Representatives shall otherwise instruct.

     4. Offering of Securities; Restrictions on Transfer. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

          (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those persons it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A, and (ii) in accordance with the restrictions set forth in Exhibit A hereto.

          (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Regulation D in the United States.

     5. Agreements. The Company agrees with each of the Initial Purchasers that:

          (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

          (b) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld; provided, however, that, prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), the Company will not file any document under the Exchange Act that is incorporated by reference into the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference into the Final Memorandum shall have been filed with the Commission.


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          (c) If at any time prior to the completion of the sale of the
     Securities by the Initial Purchasers, any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly (i) will notify the Representatives of any such event;
     (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as you may reasonably request.

          (d) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits in any jurisdiction where it is not now so subject or subject themselves to taxation in any such jurisdiction where it is not then so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

          (f) Neither the Company nor any of its Affiliates nor any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no covenant) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

          (g) Neither the Company nor any of its Affiliates nor any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no covenant) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

          (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (i) Neither the Company nor any of its Affiliates nor any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no covenant) will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them in Regulation S.

          (j) The Company will cooperate with the Initial Purchasers and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company, Clearstream and Euroclear. The Company has caused the Securities, and will use its reasonable best efforts to cause the Exchange Securities, to be listed on the Luxembourg Stock Exchange.

          (k) The Company will not during the period from the date hereof through and including the Closing Date, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, grant any other option to purchase or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities and commercial paper).

          (l) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (m) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Final Memorandum under the caption "Use of Proceeds."

          (n) The Company agrees to pay the costs and expenses relating to the following matters: (i) the copying and distribution of the Indenture and the Registration Rights Agreement and the preparation of the certificates representing the Securities; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Purchase Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) any fees charged by securities rating services for rating the Securities; (x) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (xi) any fees and expenses payable in connection with the initial and continued listing of the Securities and the Exchange Securities on the Luxembourg Stock Exchange, and the fees and expenses of a Luxembourg listing and paying agent; and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder and under the Registration Rights Agreement. It is understood, however, that except as provided in this Section 5 and Sections 7 and 8, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel.

     6. Conditions to the Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein at the Execution Time and at the Closing Date, to the accuracy in all material respects of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Company shall have requested and caused Kirkland & Ellis, counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and substantially in the form attached on Exhibit B.

          (b) The Company shall have requested and caused Gary H. Pilnick, Vice President and Deputy General Counsel of the Company, to furnish to the Representatives his opinion, dated the Closing Date and substantially in the form attached as Exhibit C.

          (c) The Representatives shall have received from Mayer, Brown & Platt, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing
     Date) and such other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by (i) the President, any Executive Vice President or any Senior Vice President and (ii) the Chief Financial Officer or the Treasurer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Purchase Agreement and that:

              (i) the representations and warranties of the Company in this Purchase Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

              (ii) since the date of the most recent financial statements included in the Final Memorandum, there has been no material adverse change, or any development that would reasonably be likely to result in a material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, whether or not in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum.

          (e) At the Execution Time and at the Closing Date, the Company shall have requested and caused each of the Company's independent accountants and Keebler's independent accountants who have certified financial statements and financial statement schedules incorporated by reference in the Final Memorandum to furnish to the Initial Purchasers letters, dated respectively as of the date hereof and as of the Closing Date, in form and substance satisfactory to the Representatives, of the type described in AICPA Statement on Auditing Standards No. 72.

          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there has not been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Final Memorandum, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to market the Securities as contemplated by the Final Memorandum.

          (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) and no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrade), its rating of the Company's debt securities.

          (h) Prior to the Closing Date, the Mergers shall have become effective in accordance with applicable law on the terms and conditions set forth in the Merger Agreements in the forms previously delivered to the Representatives; and the Company shall have delivered to the Representatives certificates from the States of Delaware and Georgia or other satisfactory evidence as to the effectiveness of the Mergers.

          (i) The Securities and the Exchange Securities shall be eligible for clearance and settlement through The Depository Trust Company, Clearstream and Euroclear.

          (j) Application shall have been made for listing the Securities on the Luxembourg Stock Exchange.

          (k) The Company and the Trustee shall have entered into the Indenture.

          (l) The Company and the Initial Purchasers shall have entered into the Registration Rights Agreement.

          (m) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Purchase Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Purchase Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Purchase Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603-3441, on the Closing Date.

     7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto) or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein; and provided further that with respect to any such untrue statement in or omission from the Preliminary Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any such Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (A) to the extent required by applicable law, a copy of the Final Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary

Memorandum was corrected in the Final Memorandum. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, employees and agents and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph on the cover page regarding the delivery of the Securities and, under the heading "Plan of Distribution," (i) the first sentence of paragraph three, (ii) the sentences relating to concessions and reallowances, and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder if such action is taken without its written consent (which consent shall not be unreasonably withheld). An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph
(d).

     9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Purchase Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names on Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth on Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Purchase Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

     10. Termination. This Purchase Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on the New York Stock Exchange or the Nasdaq National Market; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or by European Union authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or a member of the European Union of a national emergency or war or other calamity or crisis the effect of which on financial markets is so material and adverse as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum.

     11. Representations, Warranties and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Purchase Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or any officer or director or controlling person of the Initial Purchasers or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Purchase Agreement.

     12. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Representatives, shall be mailed, delivered or telefaxed and confirmed to them care of Salomon Smith Barney Inc., 390 Greenwich Street, New York, NY 10013, Attention: General Counsel; or, if sent to the Company, shall be mailed, delivered or telefaxed and confirmed to it at One Kellogg Square, Battle Creek, MI 49016-3599, Attention:
General Counsel.

     13. Successors. This Purchase Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

     14. Applicable Law. This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     15. Counterparts. This Purchase Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

     16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

     17. Definitions. The terms that follow, when used in this Purchase Agreement, shall have the meanings indicated.

          "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the City of New York.

          "Clearstream" shall mean Clearstream Banking, societe anonyme.

          "Commission" shall mean the Securities and Exchange Commission.

          "Euroclear" shall mean Euroclear Bank S.A./NV, as operator of the Euroclear System.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Exchange Securities" shall mean the securities issued under the Indenture in exchange for the Securities pursuant to the Registration Rights Agreement.

          "Execution Time" shall mean the date and time that this Purchase Agreement is executed and delivered by the parties hereto.

          "Regulation D" shall mean Regulation D under the Securities Act.

          "Regulation S" shall mean Regulation S under the Securities Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                            [signature page follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Purchase Agreement and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

                                           Very truly yours,

                                           KELLOGG COMPANY


                                           By: /s/ Joel R. Wittenberg
                                              -----------------------------
                                           Name:   Joel R. Wittenberg
                                           Title:  Assistant Treasurer


The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

SALOMON SMITH BARNEY INC.
CHASE SECURITIES INC.
BANC OF AMERICA SECURITIES LLC

By: SALOMON SMITH BARNEY INC.



By: /s/ Barbara Wansbrough
   ------------------------
Name:   Barbara Wansbrough
Title:  Vice President

For themselves and the other several Initial
Purchasers named in Schedule I hereto

                                   SCHEDULE I


                                                              Principal Amount of Securities to be Purchased
                                                ------------------------------------------------------------------------
                                                    Two-Year          Five-Year            Ten-Year
                                                      Notes              Notes               Notes           Debentures
                                                      -----              -----               -----           ----------
Salomon Smith Barney Inc.................       $  400,000,000     $  400,000,000      $  600,000,000     $  440,000,000
Chase Securities Inc.....................          350,000,000        350,000,000         525,000,000        385,000,000
Banc of America Securities LLC...........          150,000,000        150,000,000         225,000,000        165,000,000
Barclays Capital Inc.....................           20,000,000         20,000,000          30,000,000         22,000,000
ABN AMRO Incorporated....................           10,000,000         10,000,000          15,000,000         11,000,000
Banc One Capital Markets, Inc. ..........           10,000,000         10,000,000          15,000,000         11,000,000
BNP Paribas Securities Corp. ............           10,000,000         10,000,000          15,000,000         11,000,000
Credit Lyonnais Securities (USA) Inc. ...           10,000,000         10,000,000          15,000,000         11,000,000
Deutsche Banc Alex.  Brown Inc. .........           10,000,000         10,000,000          15,000,000         11,000,000
Mizuho International plc ................           10,000,000         10,000,000          15,000,000         11,000,000
Scotia Capital (USA) Inc. ...............           10,000,000         10,000,000          15,000,000         11,000,000
                                                --------------     --------------      --------------     --------------
Tokyo-Mitsubishi International plc ......
         Total                                  $1,000,000,000     $1,000,000,000      $1,500,000,000     $1,100,000,000
                                                ==============     ==============      ==============     ==============

                                                                       EXHIBIT A

     Selling Restrictions for Offers and Sales Outside of the United States

     (1)(a) The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted under Section 4(a)(i) of the Purchase Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Initial Purchaser represents and agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of a sale of Securities (other than a sale pursuant to Section 4(a)(i) of the Purchase Agreement to which this is an exhibit), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

            The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or
            (ii) otherwise until 40 days after the later of the commencement of the offering and the March __, 2001, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S.

     (b) Each Initial Purchaser also represents and agrees that it has not entered into and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company.

     (c) Terms used in this section have the meanings given to them by Regulation S.

     (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Securities will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United

Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Financial Services Act 1986 of the United Kingdom, (ii) it has complied, and will comply, with all applicable provisions of the Public Offers of Securities Regulations 1995 and the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

                                                                       EXHIBIT B




                                 March __, 2001


Salomon Smith Barney Inc.
Chase Securities, Inc.
Banc of America Securities LLC
As Representatives of the Initial Purchasers
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

     Re:  Kellogg Company

Ladies and Gentlemen:

     We are issuing this letter in our capacity as special counsel for Kellogg Company, a Delaware corporation (the "Company"), in response to the requirement in Section 6(a) of the Purchase Agreement, dated March 23, 2001 (the "Purchase Agreement"), by and between the Company, on the one hand, and Salomon Smith Barney, Inc., Chase Securities, Inc., Banc of America Securities LLC and each of the several other initial purchasers set forth in Schedule I thereto, on the other hand (collectively, the "Initial Purchasers" and herein being called "you"), and in connection with the issue and sale by the Company of $4,600,000,000 in aggregate principal amount of its % Notes due, % Notes due, % Notes due and % Debentures due (collectively, the "Securities"), as described in the Purchase Agreement. Every term which is defined or given a special meaning in the Purchase Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Purchase Agreement.

     In connection with the preparation of this letter, we have among other things read:

     (a)  the Final Memorandum;

     (b)  an executed original of the Purchase Agreement;

     (c)  an executed original of the Indenture;

     (d)  executed certificates representing the Securities;

     (e)  an executed original of the Registration Rights Agreement;

     (f) a certified copy of resolutions adopted by the Board of Directors of the Company on February __, 2001; and

     (g) copies of all certificates and other documents delivered today at the closing of the purchase and sale of the Securities under the Purchase Agreement.

     The term "Transaction Documents" is used in this letter to collectively refer to the Purchase Agreement, the Indenture, the Securities and the Registration Rights Agreement.

     Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

1. The Indenture is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act.

2. The Registration Rights Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3. The Securities, assuming the due execution and delivery thereof by the Company and payment therefor by the Initial Purchasers, are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and the Exchange Securities, when executed and delivered by the Company in exchange for the Securities, as contemplated by the Registration Rights Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. No registration under the Securities Act of the Securities is required in connection with the offer or sale of the Securities to the Initial Purchasers or the initial resale of such Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Final Memorandum, and prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the Trust Indenture Act, in each case assuming (i) the accuracy of the representations and warranties in the Purchase Agreement and (ii) the compliance with the covenants set forth or referred to in
     Section 4 of the Purchase Agreement by the Initial Purchasers.

5. The information in the Final Memorandum under the headings "Description of Securities," "Exchange Offer; Registration Rights" and "United States Federal Tax Considerations" to the extent that it summarizes laws, governmental rules or regulations or documents referred to therein is correct in all material respects.

6. The Company is not, and immediately after the sale of the Securities to the Initial Purchasers and application of the net proceeds therefrom as described in the Final Memorandum under the caption "Use of Proceeds" will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

7. Neither the sale, issuance, execution or delivery of the Securities nor the application of the net proceeds therefrom as described in the Final Memorandum under the caption "Use of Proceeds" will contravene Section 7 of the Exchange Act or Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                                    ooooooooo

     The purpose of our professional engagement was not to establish factual matters, and preparation of the Final Memorandum involved many determinations of a wholly or partially nonlegal character. We make no representation that we have independently verified the accuracy, completeness or fairness of the Final Memorandum or that the actions taken in connection with the preparation of the Final Memorandum (including the actions described in the next paragraph) were sufficient to cause the Final Memorandum to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Final Memorandum except to the extent otherwise explicitly indicated in numbered paragraph 5 above.

     We can however confirm that we have participated in conferences with representatives of the Company, representatives of the Initial Purchasers, counsel for the Initial Purchasers and representatives of the independent accountants for the Company during which disclosures in the Final Memorandum and related matters were discussed. In addition, we have reviewed certain corporate records furnished to us by the Company. We were not retained by the Company to prepare the periodic reports incorporated by reference in the Final Memorandum, and our knowledge about these materials is limited.

     Based upon our participation in the conferences and our document review identified in the preceding paragraph, our understanding of applicable law and the experience we have gained in our practice thereunder and relying as to matters of fact on statements of officers and other representatives of the Company, we can, however, advise you that nothing has come to our attention that has caused us to conclude that the Final Memorandum, at the date it bears or as of the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ooooooooo

     Except for the activities described in the immediately preceding section of this letter and as set forth below, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

     We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the Purchase Agreement and every other agreement we have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that we make no such assumption with respect to the Company); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

     In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Purchase Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by the Company or its representatives; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

     We confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the actual awareness at the time this letter is delivered on the date it bears by the lawyers with Kirkland & Ellis at that time who spent substantial time representing the Company in connection with the offering effected pursuant to the Final Memorandum and by partners with Kirkland & Ellis at the time who have principal responsibility for representing the Company on other matters.

     In rendering the opinions in paragraphs 1, 2 and 3 above (the "enforceability opinions"), we have, with your permission, relied upon the opinions of Gary H. Pilnick, Vice President and Deputy General Counsel of the Company, set forth in paragraphs 5, 6 and 7 of his letter to you, dated as of the date hereof. Each enforceability opinion is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. "General principles of equity" include but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

     Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware or the federal law of the United States, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law.

     None of the opinions or other advice contained in this letter considers or covers: (i) any state securities or Blue Sky laws or regulations, (ii) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information set forth or incorporated by reference in (or omitted from) the Final Memorandum or (iii) any rules and regulations of the National Association of Securities Dealers, Inc. relating to the compensation of underwriters. In addition, none of the opinions or other advice contained in the letter covers or otherwise addresses any of the following types of provisions which may be contained in the Transaction Documents: (i) provisions mandating contribution towards judgments or settlements among various parties; (ii) waivers of benefits and rights to the extent they cannot be waived under applicable law; (iii) provisions providing for liquidated damages, late charges and prepayment charges, in each case if deemed to constitute penalties; (iv) provisions which might require indemnification or contribution in violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws; or (v) requirements in the Transaction Documents specifying that provisions thereof may only be waived in writing (these provisions may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents). This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Purchase Agreement.

     This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

     This letter may be relied upon by the Initial Purchasers only for the purpose served by the provision in the Purchase Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than the Initial Purchasers may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, offering memorandum, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and
(iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

                                            Very truly yours,



                                            KIRKLAND & ELLIS

                                                                       EXHIBIT C

[Kellogg Company Letterhead]

                                 March __, 2001


Salomon Smith Barney Inc.
Chase Securities, Inc.
Banc of America Securities LLC
As Representatives of the Initial Purchasers
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

     Re:  Kellogg Company

Ladies and Gentlemen:

     I am issuing this letter in my capacity as Vice President and Deputy General Counsel of Kellogg Company, a Delaware corporation (the "Company"), in response to the requirement in Section 6(b) of the Purchase Agreement, dated March 23, 2001 (the "Purchase Agreement"), by and among the Company and Salomon Smith Barney Inc., Chase Securities, Inc., Banc of America Securities LLC and the several other initial purchasers named in Schedule I thereto, and in connection with the issue and sale by the Company of $4,600,000,000 in aggregate principal amount of its % Notes due, % Notes due, % Notes due, and %
Debentures due (collectively, the "Securities"), as described in the Purchase Agreement. Every term which is defined or given a special meaning in the Purchase Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Purchase Agreement.

     In connection with the preparation of this letter, I have among other things read:

     (h)  the Final Memorandum;

     (i)  an executed copy of the Purchase Agreement;

     (j)  an executed copy of the Indenture;

     (k)  an executed copy of the Registration Rights Agreement;

     (l)  executed certificates representing the Securities;

     (m) certified copies of resolutions adopted by the Company's Board of Directors on February __, 2001; and

     (n) copies of all certificates and other documents delivered today at the closing of the purchase and sale of the Securities under the Purchase Agreement.

     The Purchase Agreement, the Indenture, the Securities and the Registration Rights Agreement are sometimes collectively referred to herein as the "Transaction Agreements."

     Subject to the assumptions, qualifications and limitations which are identified in this letter, I advise you that:

1. The Company and each of the Significant Subsidiaries are existing and in good standing under the general corporation laws of their respective jurisdictions of incorporation and are qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (in each case to the extent such jurisdictions recognize such concepts), except those in which the failure to be so existing or qualified would not reasonably be expected to have a Material Averse Effect, and have the corporate power necessary to own and lease their respective properties and to conduct their respective businesses as described in the Final Memorandum.

2. All of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and issued, are fully paid and non-assessable and are owned, directly or indirectly by the Company, to my knowledge, free and clear of all liens, claims and encumbrances, except for (i) a lien on the stock of Kellogg (Deutschland) GmbH and
          (ii) such liens, claims and encumbrances that are immaterial to the Company and its Subsidiaries taken as a whole.

3. I have no knowledge of any legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would individually or in the aggregate have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated under the Purchase Agreement, the Registration Rights Agreement or the Indenture or the performance by the Company of its obligations thereunder; and I have no knowledge that any such proceedings are threatened or contemplated by governmental authorities or threatened by others.

4. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

5. The Indenture has been duly authorized, executed and delivered by the Company.

6. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

7. The Securities are in the form established pursuant to the Indenture, have been duly authorized, executed and delivered by the Company, and are entitled to the benefits of the Indenture; the Exchange Securities have been duly authorized by the Company, and when issued and delivered by the Company in exchange for the Securities as contemplated by the Registration Rights Agreement, will be duly executed and delivered and will be entitled to the benefits of the Indenture.

8. The execution and delivery of the Transaction Agreements by the Company and the consummation of the transactions contemplated thereby (including the sale by the Company of the Securities to you in accordance with the Purchase Agreement) do not (i) violate the charter or by-laws of the Company, (ii) constitute a material violation by the Company of any provision of any law or statute or any order, rule or regulation of any court or governmental agency or body applicable to the Company or any of the Significant Subsidiaries or any of their properties (except that I express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation) or (iii) to my actual knowledge, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of a lien, charge or encumbrance upon any of the property or assets of the Company or any Significant Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any property or assets of the Company or any Significant Subsidiary is subject, except for in the cases of items (ii) and (iii) any such violation, breach or default which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of the Company to perform its obligations under the Transaction Agreements.

9. The Company was not required to obtain any consent, approval, authorization or order of, or make any registration, filing or qualification with, any court or governmental agency or body for the issuance, delivery and sale of the Securities or the Exchange Securities under the Transaction Agreements or the consummation of the other transactions contemplated by the Indenture, the Purchase Agreement or the Registration Rights Agreement, except such as may be required under the Securities Act, the Exchange Act, the Trust Indenture Act and the security or blue sky laws of the various states (and the rules and regulations thereunder) or of any jurisdiction outside the United States, as to which I express no opinion in this paragraph.

                                    ooooooooo

     I, or members of my staff, have examined various documents, as indicated above, and participated in conferences with your representatives, your counsel and representatives of the independent accountants for the Company during which disclosures in the Final Memorandum and related matters were discussed. However, I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Final Memorandum and I make no representation that the actions taken in connection with the preparation of the Final Memorandum (including the actions described in the next paragraph) were sufficient to cause the Final Memorandum to be accurate, complete or fair.

     Subject to the foregoing, I can, however, advise you that nothing has come to my attention that has caused me to conclude that (x) the Final Memorandum, as of the date it bears or as of the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) the documents incorporated by reference in the Final Memorandum, as of their respective dates of filing, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. I can also advise you that the documents incorporated by reference in the Final Memorandum (other than the financial statements and related schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which I express no opinion), appear on their face to be responsive as to form in all material respects to the applicable requirements of the Exchange Act, and the rules and regulations thereunder; provided, that in making this statement in this sentence, I am not expressing any opinion as to the adequacy of any disclosure contained in the Final Memorandum or as to compliance with any prohibition against fraud or misrepresentation.

                                    ooooooooo

     I have assumed for purposes of this letter: each document I have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the Purchase Agreement and every other agreement I have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that I make no such assumption with respect to the Company); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter.

     In preparing this letter I have relied without independent verification upon: (i) factual information represented to be true in the Purchase Agreement and other documents specifically identified at the beginning of this letter as having been read by me; (ii) factual information provided to me by the Company or its representatives; and (iii) factual information I have obtained from such other sources as I have deemed reasonable. I have assumed that there has been no relevant change or development between the time as of which the information cited in the preceding sentence was provided or obtained and the date of this letter, which information was provided to me or obtained by me at such times as were reasonable for purposes of my rendering this opinion on the date hereof, and that the information upon which I have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of numbered paragraph 1, I have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdictions and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by those certificates.

     I confirm that I do not have knowledge that has caused me to conclude that my reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) my knowledge of any particular information or about any information which has or has not come to my attention such advice is based entirely on my actual awareness and that of the members of my staff referred to above at the time this letter is delivered on the date it bears.

     I am admitted to practice in the State of Illinois and my advice on every legal issue addressed in this letter is based exclusively on the laws of the State of Illinois, the General Corporation Law of the State of Delaware, or the federal law of the United States, and represents my opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. None of the opinions or other advice contained in this letter considers or covers: (i) any state securities (or "blue sky") laws or regulations, (ii) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial information set forth or incorporated by reference in (or omitted from) the Final Memorandum or (iii) any rules and regulations of the National Association of Securities Dealers, Inc. relating to the compensation of underwriters. This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in my experience are not usually considered for or covered by opinions like those contained in this letter and which are not generally applicable to transactions of the kind covered by the Purchase Agreement.

     This letter speaks as of the time of its delivery on the date it bears. I do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which I did not have knowledge at that time, by reason of any change subsequent to that time in any law other governmental requirement or interpretation thereof covered by any of my opinions or advice, or for any other reason.

     This letter may be relied upon by you only for the purpose served by the provision in the Purchase Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without my written consent:
(i) no person other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance. Notwithstanding the foregoing, Kirkland & Ellis may rely upon the opinions set forth in paragraphs 5, 6 and 7 above for purposes of rendering its opinion to you pursuant to Section 6(a) of the Purchase Agreement to the same extent as if Kirkland & Ellis were an addressee of this letter.

                                    Very truly yours,



                                    Gary H. Pilnick
                                    Vice President and Deputy General Counsel
                                    Kellogg Company




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